Exhibit 99.3

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Andrew Collins as the undersigned’s true and lawful authorized representative and attorney-in-fact to execute for, and on behalf of, the undersigned and to file with the U.S. Securities and Exchange Commission and any other authority: (1) any Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules promulgated thereunder; and (2) any Schedules 13D and Schedules 13G, and any amendments thereto, in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder, in each case with respect to any securities of StarTek, Inc. (and any successor thereto).

Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 or Schedules 13D or Schedules 13G with respect to any securities of StarTek, Inc. (or any successor thereto), unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of January 29, 2020.

/s/ Steven D. Lebowitz
Steven D. Lebowitz

/s/ Deborah P. Lebowitz
Deborah P. Lebowitz

/s/ David Lebowitz
David Lebowitz

/s/ Amanda Lebowitz
Amanda Lebowitz

/s/ Lauren Lebowitz Salem
Lauren Lebowitz Salem

/s/ Robert Lebowitz
Robert Lebowitz

/s/ Kathryn Lebowitz Silverberg
Kathryn Lebowitz Silverberg

/s/ Leonard S. Pearlstein
Leonard S. Pearlstein

/s/ Susan Pearlstein
Susan Pearlstein

/s/ Debra Paul
Debra Paul

/s/ Andrew Lebowitz
Andrew Lebowitz

/s/ Ashley Lebowitz
Ashley Lebowitz

The Lebowitz Family Stock, LLC

By:	/s/ Steven D. Lebowitz
Name:	Steven D. Lebowitz
Its:	Manager

Lebowitz RCT, L.P.

By:	Lebowitz RCT, Inc.

	By:	/s/ Steven D. Lebowitz
	Name:	Steven D. Lebowitz
	Its:	President

Lebowitz RCT, Inc.

By:	/s/ Steven D. Lebowitz
	Name:	Steven D. Lebowitz
	Its:	President

/s/ Andrew Collins
Andrew Collins, Attorney-In-Fact